EXHIBIT 5.1


                      [RICHARDSON & ASSOCIATES LETTERHEAD]

                                November 15, 2010


Imaging3, Inc.
3200 W. Valhalla Drive
Burbank, California 91505

         RE: IMAGING3, INC.-VALIDITY OF ISSUANCE OF SHARES

Ladies and Gentlemen:

         We have acted as special counsel to Imaging3, Inc., a California corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 4,587,157 shares of common stock, no par value, of the Company (the "Shares") and 18,532,115 shares of common stock, no par value, of the Company (the "Warrant Shares") issuable by the Company upon the exercise of an equal number of warrants to purchase common stock (the "Warrants"), which reflects 133% of the initial number of the initial number of Series A, Series B and Series C Warrants in case of adjustments in the number of Warrant Shares and the exercise prices of those Warrants pursuant to the anti dilution provisions of those Warrants. The Shares and Warrants were issued by the Company in connection with a private placement of securities on October 15, 2010.

         In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth in this letter.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (including endorsements), the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its subsidiaries and their respective officers and other representatives and of public officials and others.

         Based upon the foregoing, we are of the opinion that the Shares are validly issued and fully paid and nonassessable and that upon payment for the Warrant Shares and full compliance with all of the terms and conditions relating to the Warrants and the issuance of the Warrant Shares set forth in the prospectus and in the Warrants, the Warrant Shares will be validly issued and fully paid and nonassessable.

         For the purposes of this opinion, we have assumed that the issuance of the Shares and Warrants was duly authorized by the Board of Directors of the Company and that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing and recordation is required in accordance with the laws of such jurisdictions. We further assume that the Warrant Shares will be issued only upon the proper exercise of the Warrants and upon the payment of full consideration for the Warrant Shares in accordance with the terms and conditions of the Warrants. We express no opinion herein as to any laws other than the General Corporation Law of the State of California.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. We do not admit in providing such consent that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Respectfully submitted,

/s/Mark J. Richardson
---------------------------
Mark J. Richardson for
Richardson & Associates